Exhibit 5.1

July 11, 2013

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Power Solutions International, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-1 (the “462(b) Registration Statement”), with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which relates to the Company’s Registration Statement on Form S-1 (File No. 333-188580), as amended (the “Initial Registration Statement”). The 462(b) Registration Statement relates to the public offering by the Company of an additional 50,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Initial Registration Statement, (b) the 462(b) Registration Statement, (c) a specimen certificate representing the Common Stock, (d) the Company’s Certificate of Incorporation, as currently in effect, (e) the Company’s Bylaws, as currently in effect, (f) minutes and corporate records of proceedings of the Board of Directors and stockholders of the Company and the Pricing Committee of the Board of Directors, and (g) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Craig-Hallum Capital Group LLC, on behalf of itself and each of the underwriters listed on Schedule I to the Underwriting Agreement (collectively, the “Underwriters”).

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed (and the Underwriting Agreement to be executed by the parties thereto will be substantially in the form reviewed by us as of the date hereof), the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or

Power Solutions International, Inc.

July 11, 2013

to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when the Shares are delivered to or pursuant to the direction of, and the Shares are paid for by, the Underwriters as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part of the Initial Registration Statement and to the filing of this opinion with the SEC as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations thereunder.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP